UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 12, 2015
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
The Board of Directors has appointed Matthew W. Appel to serve as a director until the next annual meeting of the Company's stockholders and his successor is elected and qualified or, if earlier, until his resignation or removal. Mr. Appel's appointment is effective January 12, 2015. A copy of the Company's press release announcing this appointment is attached as Exhibit 99.1.

The Board of Directors also appointed Mr. Appel to serve as Chair of the Board’s Audit Committee. Thomas C. Roberts, the current Chair of the Audit Committee, will continue to serve as a member of the Audit Committee.
As a director, Mr. Appel will participate in the standard compensation plan for non-employee directors, which is described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (under "Part III — Item 11, Executive Compensation — Director Compensation"). Pursuant to that plan, non-employee directors receive an annual retainer fee ($80,000 for fiscal 2015, with additional amounts of $27,500 and $15,000 being paid to the chair of the Audit Committee and the chair of the Compensation Committee, respectively) and an annual grant of restricted stock (16,000 shares for fiscal 2015). The annual cash retainer fee is paid quarterly, and the annual restricted stock awards are generally made on or about October 1 of each year.
Mr. Appel will receive $26,875 on or about January 15, 2015, representing the pro rata portion of the fiscal 2015 annual retainer fee (including the additional amount for serving as Chair of the Audit Committee), and thereafter will receive directors fees on a quarterly basis as described above. Mr. Appel will also receive a grant of 14,000 shares of restricted stock, representing his fiscal 2015 grant.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated January 15, 2015 announcing the appointment of Matthew W. Appel to the Board of Directors.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	January 15, 2015	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 15, 2015 announcing the appointment of Matthew W. Appel to the Board of Directors.